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                                                                   EXHIBIT 10.14

                         EXECUTIVE EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT made as of October 1, 1999 by and between Exult (the "Company"), and Scott Figge ("Executive").

         1. DUTIES AND RESPONSIBILITIES.

         A. Executive shall serve as the Vice President, Business Development and shall report to and perform the duties and responsibilities assigned to you by the Company's Chief Executive Officer, or such other person as may be designated by the Company's Chief Executive Officer.

         B. Executive agrees to devote his full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities.

         C. Executive shall be based at the Company's office located at the Corporate Headquarters at 4 Park Plaza, Suite 350, Irvine, California, but Executive shall be required to travel to other geographic locations in connection with the performance of his executive duties.

         2. PERIOD OF EMPLOYMENT. Executive's employment with the Company shall be governed by the provisions of this Agreement for the period commencing October 1, 1999 and continuing until this Agreement terminates pursuant to written notice by either the Company or Executive. The period during which Executive's employment continues in effect shall be hereafter referred to as the "Employment Period."

         3. CASH COMPENSATION.

         A. Executive's base salary shall be $230,000 per year payable in accordance with the Company's standard payroll schedule. Executive's base salary shall be subject to annual review by the Company, and may be increased or decreased in the Company's discretion.

         B. For each fiscal year during the Employment Period, Executive shall be eligible for an incentive bonus. Your annual incentive target will be $140,000, prorated for the portion of the fiscal year worked. The bonus amount will be based on the financial performance of the Company as determined and measured by the Company's Board of Directors and Chief Executive Officer. The bonus amount is intended to reward contribution to the Company's performance over an entire fiscal year, and consequently will be paid only if the Executive is employed and in good standing at the time of bonus payments, which generally occurs within 45 days after the close of the Company's fiscal year. Bonus determinations will be made in the Company's sole discretion.

         C. The Company shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable Federal, State and local income and employment


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withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

         4. EQUITY COMPENSATION. Pursuant and subject to the terms and conditions of the Company's stock option plan, the Company will grant Executive options which will vest over time. The option price will be established as of the date the Company's Board of Directors grants such options pursuant to the Company's stock option plan and in an amount determined by the Company's Board of Directors in its sole discretion. Notwithstanding the aforementioned, the Executive will have an opportunity to earn another 0.25% of equity in the form of stock options based upon the Executive's performance in outsourcing sales and other key management objectives as mutually agreed and approved by the CEO. Further, your achievement of these objectives and sales will be measured by the company, and, if materially achieved, the Company will elect to grant you the additional equity. No future grants are committed beyond this potential grant.

         5. EXPENSE REIMBURSEMENT. In addition to the compensation specified in Paragraph 3, Executive shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Executive in the performance of his duties hereunder, provided Executive furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of federal and state taxing authorities.

         6. FRINGE BENEFITS.

         A. Executive shall, throughout the Employment Period, be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and disability programs and other executive perquisites which are made available to the Company's executives and for which Executive qualifies.

         B. Executive shall earn vacation time during the Employment Period at the rate of 4 weeks per year. Vacation shall accrue and be taken pursuant to the Company's vacation benefit policy set forth in the Company's Employee Handbook.

         7. MOVING EXPENSES. The Company will advance Executive up to the maximum as specified in the Company's relocation policy for reasonable expenses incurred by Executive in a relocation requested by the Company. The Company's complete policy on moving expenses can be obtained from the Company's Human Resources Department. The moving expense advance will be forgiven by the Company at the rate of one-eighteenth (1/18) of the advanced amount each month Executive remains employed by the Company. Should Executive terminate his employment prior to full repayment of the advanced amount, amounts which remain outstanding will be deducted from Executives final paychecks for unpaid wages and accrued but unused vacation.

         8. EMPLOYMENT AT WILL. Executive's employment with the Company is at will and not for a specific term and may be terminated by either the Company or Executive at


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any time, for any reason without notice. Similarly the Company may change the terms and conditions of Executives employment at any time for any reason. Should the Company terminate Executive's employment, the Company shall have no obligation to Executive under this Agreement other than for payment of accrued but unpaid wages and accrued but unused vacation. Executive may, however, be entitled to severance benefits in accordance with the Company's Executive Severance Plan. A summary of the Company's Executive Severance Plan will be provided to Executive.

         Should the Company terminate Executive's employment for cause, as defined in the following paragraph, the Company shall have no further obligation to Executive under this Agreement other than for accrued but unpaid salary and vacation as of the date of termination. For purposes of this Agreement, "cause" shall mean a reasonable belief that Executive has engaged in any one of the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Executive to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors; (ii) refusal to comply with reasonable directives of the Company's Chief Executive Officer or Board of Directors; (iii) gross negligence or reckless or willful misconduct in the performance of Executive's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Executive; (v) intentional misconduct which has a materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, or an misdemeanor involving moral turpitude or fraud; (vii) the material breach of any provision of this agreement; of (viii) violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment.

         Notwithstanding the aforementioned paragraphs in section 8, should the Company terminate the Executives employment for reasons other then cause, the Executive will be entitled to severance in the greater amount of the company's current Executive Severance Policy or one year of salary.

         9. RESTRICTIVE COVENANTS. During the Employment Period:

               (i) Executive shall devote Executive's full time and energy solely and exclusively to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

              (ii) Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing.

             (iii) Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Executive, however, shall have the right to perform such incidental services as are necessary in connection with (a) Executive's private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Executive's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Executive's services to the company.


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         10. NON-COMPETITION. Executive acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Executive should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Consequently, during any period for which Executive is receiving payments from the Company, either as wages or as a severance Executive shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

         11. NON-SOLICITATION. During the Employment Period and for one (1) year following termination of Executive's employment, Executive shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees; or solicit any client of the Company, induce any of the Company's clients to terminate its existing business relationship with the Company or interfere in any other manner with any existing business relationship between the Company and any client or other third party.

         Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of her breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach.

         12. PROPRIETARY INFORMATION. As a condition precedent to Executive's employment with the Company, Executive will execute the Company's standard Confidential Information and Assignment of Inventions Agreement. Executive's obligations pursuant to the Confidential Information and Assignment of Inventions Agreement will survive termination of Executive's employment with the Company.

         13. SUCCESSORS AND ASSIGNS. This Agreement is personal in its nature and the Executive shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Executive.


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         14. NOTICES. Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         To the Company: Exult, Inc.
                         4 Park Plaza, Suite 350
                         Irvine, California  92614

         To Executive:   Scott Figge
                         4081 Hampstead Road
                         La Canada, California  91011

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

         15. GOVERNING DOCUMENTS. This Agreement along with the Company's Proprietary Information and Assignment of Inventions Agreement constitute the entire agreement and understanding of the Company and Executive with respect to the terms and conditions of Executive's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Company are terminated and cancelled in their entirety and are of no further force or effect.

         16. GOVERNING LAW. The provisions of this letter agreement will be construed and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.


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         17. REMEDIES. All rights and remedies provided pursuant to this
Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

         18. ARBITRATION. Any and all disputes between Executive and the Company which arise out of Executive's employment under the terms of this Agreement shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Company or its termination. The only claims not covered by this Agreement are claims for benefits under the workers' compensation or unemployment insurance laws, which will be resolved pursuant to those laws. Binding arbitration will be conducted in Orange County, California in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, that is, the arbitrator will not have authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. Executive understands and agrees that the arbitration shall be instead of any civil litigation and that this means that she is waiving her right to a jury trial as to such claims. The parties further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction.

         19. NO WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

         20. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


                                                EXULT


                                                /s/ James C. Madden, V
                                                --------------------------------
                                                By: James C. Madden, V
                                                Title: President & CEO


                                                /s/ Scott J. Figge
                                                --------------------------------
                                                EXECUTIVE


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